UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): April 30, 2006

                          STRONGHOLD TECHNOLOGIES, INC.
               (Exact name of registrant as specified in charter)

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             Nevada                 333-54822         22-3762832
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(State or Other Jurisdiction of    (Commission       (IRS Employer
 Incorporation or Organization)    File Number)    Identification No.)
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                     106 Allen Road, Basking Ridge, NJ 07920
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (908) 903-1195

                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Stephen M. Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 30, 2006, Stronghold Technologies, Inc. (the "Company") entered into a Consulting Agreement with Humphries Marketing Group, LLC ("HMG") pursuant to which HMG has agreed to provide management and administrative services including the appointment of Steven Humpheries as an executive officer and the appointment of a person to act as the Vice President of Sales. The Consulting Agreement is for a term of three years. In consideration for providing such services, the Company shall pay HMG (i) $15,000 per month unless it has achieved $150,000 in revenue per month, then the payment shall be $18,500 per month; (ii) 20% commission on net sales; (iii) reimbursement of business expenses; (iv) health benefits and (v) an option exercisable at an aggregate price of $1.00 to purchase an amount of shares of common stock of the Company, which vest on the 12 month anniversary of entering into the consulting agreement (the "First Anniversary Date"), equal to 10% of the total outstanding shares of the Company as of the First Anniversary Date and a second option to purchase shares of common stock of the Company equal to 10% of the total outstanding shares of the Company as of the date the Company has generated positive net income for four consecutive quarters (the "Net Income Date"), which shall vest as of the Net Income Date; provided, however, such options may only be exercised upon New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. or AJW Partners, LLC (collectively, the "Investors") having fully converted their convertible debt outstanding as of April 30, 2006 (the "Debt") to shares of common stock of the Company. In the event that the Investors have not converted the Debt 30 days prior to the expiration of the Consulting Agreement, then HMG may exercise its option. HMG is restricted from selling securities in the Company; provided, however, after the expiration of three years from the date of the Consulting Agreement and until such time that the Investors have converted all the Debt, Consultant may then sell 20% of its shares per year.

ITEM 8.01    OTHER EVENTS

In the Matter of Lenard Berger vs. the Company (AAA Case No 18 116 01402 05), an American Arbitration proceeding, the arbitrator decided against the Company and awarded Mr. Berger a total $214,361 plus fees of $4,000 and additional costs of $6,365 and ordered that the Company remove the restrictive legend from the securities held by Mr. Berger. The Company is currently negotiating with Mr. Berger to settle this matter, however we cannot provide any guarantee that such negotiations will proceed or be finalized.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
-----------       -----------

10.1              Consulting Agreement dated April 30, 2006 by and between the
                  Company and HMG


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            STRONGHOLD TECHNOLOGIES, INC.



Date: June 7, 2006                          By: /s/Christopher Carey
                                                --------------------
                                            Name:  Christopher Carey
                                            Title: CEO